EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS NOVEMBER 2007

OPERATIONAL PERFORMANCE

HOUSTON, Dec. 3, 2007 - Continental Airlines (NYSE: CAL) today reported a November consolidated (mainline plus regional) load factor of 80.1 percent, 0.6 points below the November 2006 consolidated load factor, and a mainline load factor of 80.4 percent, 0.7 points below the November 2006 mainline load factor. In addition, the carrier reported a domestic mainline load factor of 83.1 percent, 1.1 points below November 2006, and an international mainline load factor of 77.3 percent, 0.1 points below November 2006.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 78.0 percent and a mainline segment completion factor of 99.8 percent.

In November 2007, Continental flew 7.4 billion consolidated revenue passenger miles (RPMs) and 9.2 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 4.6 percent and a capacity increase of 5.3 percent as compared to November 2006. In November 2007, Continental flew 6.6 billion mainline RPMs and 8.2 billion mainline ASMs, resulting in a mainline traffic increase of 5.8 percent and a mainline capacity increase of 6.8 percent as compared to November 2006. Domestic mainline traffic was 3.6 billion RPMs in November 2007, up 2.6 percent from November 2006, and domestic mainline capacity was 4.4 billion ASMs, up 4.0 percent from November 2006.

In light of the recent significant rise in the cost of jet fuel, the company has lowered it capacity growth estimate for full year 2008.  The company currently expects to grow its mainline capacity 2 percent to 3 percent in 2008, down from its previous guidance of 3 percent to 4 percent.  The company expects its 2008 mainline domestic capacity to be down slightly for the year.

For November 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 7.0 and 8.0 percent compared to November 2006, while mainline passenger RASM is estimated to have increased between 7.5 and 8.5 percent compared to November 2006. For October 2007, consolidated passenger RASM increased 6.5 percent compared to October 2006, while mainline passenger RASM increased 7.3 percent from October 2006.

Continental's regional operations had a record November load factor of 77.7 percent, 0.4 points above the November 2006 load factor. Regional RPMs were 785.0 million and regional ASMs were 1,010.0 million in November 2007, resulting in a traffic decrease of 4.6 percent and a capacity decrease of 5.1 percent versus November 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 580 additional points are served via SkyTeam alliance airlines.  With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

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PRELIMINARY TRAFFIC RESULTS
NOVEMBER	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	3,622,394	3,531,712	2.6	Percent

International	2,943,357	2,673,910	10.1	Percent
Transatlantic	1,518,980	1,326,422	14.5	Percent
Latin America	821,060	772,127	6.3	Percent
Pacific	603,317	575,361	4.9	Percent

Mainline	6,565,751	6,205,622	5.8	Percent
Regional	785,014	822,818	-4.6	Percent
Consolidated	7,350,765	7,028,440	4.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,361,285	4,193,212	4.0	Percent

International	3,805,619	3,454,477	10.2	Percent
Transatlantic	1,975,055	1,705,811	15.8	Percent
Latin America	1,028,432	982,499	4.7	Percent
Pacific	802,132	766,167	4.7	Percent

Mainline	8,166,904	7,647,689	6.8	Percent
Regional	1,010,028	1,064,690	-5.1	Percent
Consolidated	9,176,932	8,712,379	5.3	Percent
PASSENGER LOAD FACTOR
Domestic	83.1 Percent	84.2 Percent	-1.1	Points

International	77.3 Percent	77.4 Percent	-0.1	Points
Transatlantic	76.9 Percent	77.8 Percent	-0.9	Points
Latin America	79.8 Percent	78.6 Percent	1.2	Points
Pacific	75.2 Percent	75.1 Percent	0.1	Points

Mainline	80.4 Percent	81.1 Percent	-0.7	Points
Regional	77.7 Percent	77.3 Percent	0.4	Points
Consolidated	80.1 Percent	80.7 Percent	-0.6	Points
ONBOARD PASSENGERS
Mainline	4,049,188	3,956,002	2.4	Percent
Regional	1,453,061	1,487,158	-2.3	Percent
Consolidated	5,502,249	5,443,160	1.1	Percent
CARGO REVENUE TON MILES (000)
Total	93,086	91,525	1.7	Percent
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PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	41,663,896	39,572,704	5.3	Percent

International	35,814,161	32,999,298	8.5	Percent
Transatlantic	18,593,411	16,460,823	13.0	Percent
Latin America	10,198,420	9,702,863	5.1	Percent
Pacific	7,022,330	6,835,612	2.7	Percent

Mainline	77,478,057	72,572,002	6.8	Percent
Regional	9,063,304	9,460,010	-4.2	Percent
Consolidated	86,541,361	82,032,012	5.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	49,553,311	47,225,358	4.9	Percent

International	44,922,409	42,156,314	6.6	Percent
Transatlantic	23,328,808	20,894,638	11.6	Percent
Latin America	12,602,633	12,347,765	2.1	Percent
Pacific	8,990,968	8,913,911	0.9	Percent

Mainline	94,475,720	89,381,672	5.7	Percent
Regional	11,573,181	12,128,572	-4.6	Percent
Consolidated	106,048,901	101,510,244	4.5	Percent
PASSENGER LOAD FACTOR
Domestic	84.1 Percent	83.8 Percent	0.3	Points

International	79.7 Percent	78.3 Percent	1.4	Points
Transatlantic	79.7 Percent	78.8 Percent	0.9	Points
Latin America	80.9 Percent	78.6 Percent	2.3	Points
Pacific	78.1 Percent	76.7 Percent	1.4	Points

Mainline	82.0 Percent	81.2 Percent	0.8	Points
Regional	78.3 Percent	78.0 Percent	0.3	Points
Consolidated	81.6 Percent	80.8 Percent	0.8	Points
ONBOARD PASSENGERS
Mainline	46,814,413	44,655,652	4.8	Percent
Regional	16,538,134	16,810,384	-1.6	Percent
Consolidated	63,352,547	61,466,036	3.1	Percent
CARGO REVENUE TON MILES (000)
Total	945,723	982,092	-3.7	Percent

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